CONSULTING AGREEMENT

This Agreement between ChampionLyte  Holdings,  Inc., hereinafter the "Company",
and  Little  Cobbler  Corp.  d/b/a  Steadman  Walker,  Ltd.,   hereinafter   the
"Consultant", collectively, the "Parties".

WHEREAS the Company desires to obtain Consultant's marketing services in connection with raising its profile to the investment community; and

WHEREAS the Consultant is willing to undertake to provide such services as more fully delineated be1ow;

NOW, THEREFORE, the Parties hereto agree as follows:

1. TERM. Company agrees to engage Consultant for twelve (12) Months from the date hereof. Either party may, in its sole discretion, terminate this contract upon 30 days written notice to the other. Upon such termination, neither party shall be further obligated hereunder nor will either party have any further liability to the other.

2. SERVICES. Consultant will render assistance to the Company on matters relating to the development of its business plan, budgets, capitalization structure and strategic plans. Consultant will attend meetings at the request of the Company and will develop, analyze and report to the company on an ongoing basis for the projects as defined above.

3.   COMPENSATION.

     (a) The Company shall pay to Consultant 2,000,000 shares of the Company's common stock. Company agrees to issue these shares to the Consultant within fourteen (14) days of the date of this Agreement. These shares shall be fully paid and non-assessable. Company further agrees to register these shares within 60 days of the date of this Agreement. These shares shall vest on a monthly basis over the life of the contract until either fully vested or the Agreement is terminated as per Section 1 herein.

4. EXPENSES. The Company shall reimburse the Consultant for actual out-of-pocket expenses incurred per month relative to the performance of the Consultants' duties. The Consultant will not incur expenses without the consent of the Company. Expenses shall be due and payable in accordance with the Company's regular accounts payables procedures.

5. STATUS OF CONSULTANT. Consultant shall be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company. Consultant may make use of other third parties in order to complete the services described herein. All responsibility to compensate these third parties shall be the sole responsibility of the Consultant.

6. LIMITATIONS ON SERVICES. (a) The Parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc. (collectively with its subsidiaries being hereinafter referred to as the "NASD"), in-house "due diligence" or "compliance" departments of licensed securities firms, etc.; accordingly, Consultant agrees that it will not release any information or data about the Company to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been generally released or promulgated. Additionally, because of the Company's status under federal securities laws, in any circumstances where Consultant is describing the securities of Company to a third party, Consultant shall disclose to such person the compensation received from the Company to the extent required under any applicable laws, including, without limitation,
     Section 17(b) of the Securities Act of 1933, as amended; however, the Parties acknowledge they do not contemplate that the Consultant shall be involved in any activities on behalf of the Company requiring such descriptions or disclosures, or that the Services involve any activities subject to regulation under federal or state securities laws other than the prohibitions of the Foreign Corrupt Practices Act, except for the introduction of the Company and its principals to licensed broker dealers in securities, securities analysts, money and mutual fund managers and appropriate corporate information and stockholder relations specialists.

7. NON EXCLUSIVE NATURE OF CONTRACT. The Company recognizes that the Consultant now renders and may continue to render consulting services to other companies which may or may not have policies and conduct activities similar to those of the Company.

8. JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any matter pertaining or re1ated to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

9. REPRESENTATIONS OF COMPANY. The Company understands to deliver to the consultant all requested information to enable the Consultant to perform their duties hereunder. The Company fully acknowledges that the Consultant is relying on such information and confirms that all such information shall be true and correct. In the event that any information is not correct, you will indemnify the Consu1tant for all costs and expenses incurred in any defense and shall continue to be liable for Consu1tants' fees for the term of the Agreement.

10. LIABILITY OF CONSULTANT. In furnishing the Company with management and advice and other services as herein provided, neither Consultant nor any officer, director, or agent thereof shall be liable to the Company or its creditors for errors of judgement or for anything except malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. It is further understood and agreed that the Consultant may rely upon information furnished to them, reasonably believed to be accurate and reliable and that, except as herein provided, the Consultant shall not be accountable for any loss suffered by the Company by reason of Company's action or non-action on the basis of any advice, recommendation or approval of consultant, their employees or agents. The parties hereafter acknowledge that the Consultant undertakes no responsibility for the accuracy of any statements to be made by the management contained in press

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     releases or other  communications,  including,  but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers.

11. MISCELLANEOUS. All final decisions with respect to consultation, advice and services rendered by Consultant to the Company shall rest exclusively with the Company. This Agreement contains the entire agreement of the parties hereto and there are no representations or warranties other than those contained herein. Neither party may modify this Agreement unless the same is in writing and duly executed by both parties hereto. In the event this Agreement or performance hereunder contravene public policy or constitute a material violation of any law or regulation of any federal or state goverment agency, or either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National Bankruptcy Act, or either party is enjoined, or consents to any order relating to any violation of any state or federal securities law, then this Agreement shall be deemed terminated, and null and void upon such termination; neither party shall be deemed terminated, and null and void.

Agreed and Accepted this 14th day of April 2003
 by:


ChampionLyte Holdings, Inc.


By: /s/ David Goldberg
   -------------------------------------------

Its: President
     ---------------------------------

Little Cobbler Corp. d/b/a Steadman Walker, Ltd.


By: /s/ Ray Bloom
   -------------------------------------------

Its: President
    ----------------------------------